Proxy and Voting Agreement

This Proxy and Voting Agreement (the "Agreement") is made by and between the following parties on March 26, 2009:

PARTY A: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Legal Representative: LAI Wai Chi

PARTY B: Dalian Xingyuan Marine Bunker Co., Ltd.
Address:Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Legal Representative: An Fengbin

Party C: Dalian Dongfangzheng Development Co., Ltd.
Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China
Legal Representative: An Fengbin

WHEREAS, Party A is a wholly foreign-owned enterprise registered in The People's Republic of China (the "PRC") under the laws of PRC and owns resources to provide business consulting services;

WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker ("Business");

WHEREAS, Party C presently owns 85% of the equity interests of Party B;

NOW THEREFORE, Party A, Party B, and Party C through negotiations hereby agree as follows:

1. **Authorization of Voting Power**

1.1 Party C hereby agree to irrevocably entrust the person designated by the Party A with his shareholder's voting rights and other shareholder's right for representing him to exercise such rights at the shareholder's meeting of Party B in accordance with the laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Party B, and appoint and vote the directors and Chairman as the authorized representative of shareholder of Party B.

1.2 Party A agrees to designate the person who accepts the entrustment authorized by Party C pursuant to the Article 1.1 of this Agreement, and this person shall represent Party C to exercise his shareholder's voting rights and shareholder's rights pursuant to this Agreement.

1.3 Party B acknowledges and accepts this Agreement and shall not take any actions or act in any manner inconsistent with the provisions of this Agreement.

1.4 Party C hereby acknowledge that if Party A withdraws the appointment of the relevant person, they will withdraw the appointment and authorization to this person and authorize other persons designated by Party A for exercising their shareholder's voting rights and other rights of themselves at the shareholder's meeting of Party B.

1.5 Party C hereby acknowledge that, whatever any change with the equity interests of Party B, he/she shall both entrust the person designated by Party A with all shareholder's voting rights and all the rights of shareholders; if Party C transfers his/her equity interests of Party B to any individual or company, other than Party A, or the individuals or entities designated by Party A (the "Transferee"), he/she shall impel and assure such Transferee to sign a agreement with the same terms and conditions of this Agreement while it signs any equity transfer agreement and to entrust the person designated by Party A with the shareholder's voting rights and other shareholder's rights of Transferee.

2. Terms

The effective term shall be twenty (20) years and may be extended by the written agreement among the parties upon the expiration of this Agreement.

3. Remuneration

Party A shall not receive any remuneration for exercising the Authorized Rights hereunder.

4. Warranties and Representations

4.1 The Parties of this Authorization hereby represent and warrantee that they:

(a) Possess appropriate competence, authority and power to conclude this Authorization;

(b) have capability to fulfill obligations under this Authorization;

(c) No performance of obligations under this Authorization is in breach of their obligations under any other binding agreements;

(d) the execution and delivery of this Authorization by the Parties and the performance of provisions hereof will not (i) violate any applicable laws, regulations, rules, judicial or administrative orders, or arbitral wards or judgments binding on the Parties, (ii) contravene any article, condition or provision of the organizational documents of Party B, or (iii) breach any provision of any agreement or contract or any undertaking to which the Parties are a party.

4.2 Party C hereby warrants, represents and covenants with respect to his registered capital of Party B that: (i) he has the full and legal right and title to the Authorized Rights; (ii) he possesses the full legal capacity to convey the Authorized Rights to Party A; (iii) he has taken and will take all steps necessary to authorize and approve the conveyance of the Authorized Rights to Party A; and (iv) he possesses the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrances or any other rights or claims that another party can make to the Authorized Rights.

5. Settlement of Dispute; Governing Law

5.1 The Parties shall first strive to settle all disputes regarding interpretation and enforcement of any provisions of this Authorization through friendly consultation.

5.2 If the parties fail to settle the disputes through consultation, the disputes shall be referred to China International Economic and Trade Arbitration Committee for arbitration according to its existing arbitration rules. The place of arbitration shall be in Hong Kong; and the language used in arbitration shall be English. The decision of arbitration shall be final and binding upon all parties.

5.3 This Authorization shall be interpreted and construed in accordance with the laws and regulations of the PRC.

6. Miscellaneous.

6.1 The headings of this Authorization are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Authorization.

6.2 In the event that one or several of the provisions of this Authorization are ruled invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Authorization shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

6.3 Any Party may waive the terms and conditions of this Authorization, provided that such a waiver must be provided in writing in Chinese and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

6.4 Any amendment and supplement of this Authorization shall come into force only after a written agreement in the English language is signed by all parties. The amendment and supplement duly executed by all parties shall be part of this Authorization and shall have the same legal effect as this Authorization.

6.5 Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A: Dalian Fusheng Consulting Co., Ltd.

Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China

Fax: 0411-82403383

Tel: 0411-82401763

Attn: Wen Tong

Party B: Dalian Xingyuan Marine Bunker Co., Ltd.

Address: Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China

Fax: 0411-83688608

Tel: 0411-83604683

Attn: Miao Ying

Party C: Dalian Dongfangzheng Development Co., Ltd.

Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China

Fax: 0411-85282515

Tel: 0411-85282515

Attn: Zeng Xianlian

7. Counterparts

This Agreement shall have three counterparts, and Party A, Party B, and Party C shall each have one counterpart.

In witness hereof, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

[Reminder of this page intentionally left blank.]

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

PARTY A: Dalian Fusheng Consulting Co., Ltd.

Legal Representative: LAI Wai Chi

Signature/Seal: /s/ LAI Wai Chi

PARTY B: Dalian Xingyuan Marine Bunker Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/ An Fengbin

PARTY C: Dalian Dongfangzheng Development Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/ An Fengbin